                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                    PDS FINANCIAL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           PDS FINANCIAL CORPORATION
                               6171 MCLEOD DRIVE
                              LAS VEGAS, NV 89120

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 2000

                            ------------------------

TO THE SHAREHOLDERS OF PDS FINANCIAL CORPORATION:

    Please take notice that the annual meeting of shareholders of PDS Financial Corporation (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Alexis Park Hotel, 375 E. Harmon Avenue, Las Vegas, Nevada, on Friday, May 12, 2000, at 3 p.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

    1.  To elect five directors for the ensuing year.

    2. To ratify the appointment of the firm of Piercy, Bowler, Taylor & Kern, Certified Public Accountants & Business Advisors, A Professional Corporation, as the independent accountants of the Company for the fiscal year ending December 31, 2000.

    3. To act upon any other business that may properly come before the meeting or any adjournments thereof.

    Pursuant to due action of the Board of Directors, only shareholders of record on April 7, 2000 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

    WHETHER OR NOT YOU PLAN TO COME TO THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED. YOUR COOPERATION IN PROMPTLY SIGNING AND RETURNING YOUR PROXY WILL HELP AVOID FURTHER SOLICITATION EXPENSE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                          By order of the Board of Directors,

                                          PDS Financial Corporation

                                          /s/ Lona M.B. Finley
                                          Lona M.B. Finley,
                                          SECRETARY

April 17, 2000

                                PROXY STATEMENT
                                       OF
                           PDS FINANCIAL CORPORATION
                               6171 MCLEOD DRIVE
                              LAS VEGAS, NV 89120

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 12, 2000

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PDS Financial Corporation (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held
May 12, 2000. The approximate date upon which this Proxy Statement and the accompanying Proxy are expected to be first sent or given to shareholders is April 17, 2000. Each shareholder who signs and returns a Proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new Proxy to the Secretary of the Company. Unless so revoked, the shares represented by each Proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a Proxy does not alone revoke that Proxy.

    Only shareholders of record at the close of business on April 7, 2000 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The Company's only outstanding class of voting securities is Common Stock, $0.01 par value, of which 3,711,710 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director, (iii) each executive officer of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below, and (iv) all executive officers and directors as a group.

Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names:

NAME                                                 NUMBER(4)   PERCENT OF CLASS
----                                                 ---------   ----------------
Johan P. Finley(1)(2)..............................  1,069,586         28.7%

Peter D. Cleary(1).................................     51,809          1.4%

Lona M.B. Finley(1)(3).............................    387,577         10.1%

Joel M. Koonce ....................................     16,500            *
  16524 Gray's Bay Blvd
  Wayzata, MN 55391

James M. Morrell ..................................     13,000            *
  1323 Waterford Road
  Woodbury, MN 55125

All officers and directors as a group                1,527,272         38.9%
  (5 persons)......................................

------------------------

*   Less than 1%

(1) The address of such person is 6171 McLeod Drive, Las Vegas, NV 89120.

(2) Includes 11,200 shares held as co-trustee for minor child also claimed by spouse as co-trustee. Mr. Finley disclaims beneficial ownership of the shares held by Lona M.B. Finley, his spouse.

(3) Includes 21,000 shares held by Ms. Finley as custodian for her minor children and 11,200 shares held as co-trustee for minor child also claimed by spouse as co-trustee. Ms. Finley disclaims beneficial ownership of the shares held by Johan P. Finley, her spouse.

(4) Includes shares of Common Stock issuable to the following persons upon exercise of options that are currently exercisable or that will become exercisable within 60 days of the date of this Proxy Statement: Johan P. Finley, 15,000 shares; Peter D. Cleary, 50,000 shares; Lona M.B. Finley, 122,591 shares; Joel M. Koonce, 13,000 shares; James L. Morrell,
    13,000 shares; all executive officers and directors as a group, 213,591 shares.

                              CERTAIN TRANSACTIONS

    Johan P. Finley, the Company's Chief Executive Officer, Chairman of the Board and controlling shareholder, received a fee in the amount of $20,000 in 1999 and $20,000 in 1998 in exchange for giving a personal guarantee of amounts loaned to the Company under certain bank lines of credit in 1999 and 1998.

                         ITEM 1:  ELECTION OF DIRECTORS

    The number of directors currently serving on the Company's Board of Directors is five. Each director holds office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified. The Board of Directors has designated the incumbent directors, Johan P. Finley, Peter D. Cleary, Joel M. Koonce, James L. Morrell and Lona M.B. Finley as nominees for reelection to the Board of Directors of the Company. Each of the nominees has consented to serve as director, if elected.

    Certain biographical information furnished by the Company's five incumbent directors, and the directors' respective terms of office is presented below.

    JOHAN P. FINLEY, age 38 is the founder of the Company and has been its Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in February 1988. From February 1988 to July 1999 he also served as President and acting Chief Operating Officer. In addition,

Mr. Finley was the President and Chief Executive Officer of RCM Inc. and Home Products, Inc. from 1991 to 1994.

    PETER D. CLEARY, age 42, has been a member of the Company's Board of Directors since January 1996 and has been President and Chief Operating officer of the Company since July 1999. He was Executive Vice President of the Company from November 1998 to July 1999. Prior to that, Mr. Cleary served as Vice President and Chief Financial Officer from September 1995 to November 1998. From 1980 to 1995, Mr. Cleary served in various positions with Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP), most recently as Audit Manager.

    JOEL M. KOONCE, age 61, has been a member of the Company's Board of Directors since April 1994. From 1986 to 1998, he served as Chief Financial and Administrative Officer of CENEX, Inc., a distributor of petroleum and agronomy products and other farm supplies located in St. Paul, Minnesota. Prior to joining CENEX, Mr. Koonce served in various management positions with Land O'Lakes, most recently as Vice President of Administration and Planning for Agricultural Services. Mr. Koonce served in various management positions for General Mills from 1965 to 1981.

    JAMES L. MORRELL, age 46, has been a member of the Company's Board of Directors since March 1996. He has been an independent financial consultant since 1996. From 1986 to 1995, Mr. Morrell was employed by Dain Bosworth Incorporated, where he held a number of management positions, most recently Managing Director, Corporate Finance. From July 1987 to December 1999
Mr. Morrell was also a director of MI Acquisition Corp., the parent company of Miller & Schroeder Financial, Inc. Miller & Schroeder has provided investment banking services to the Company.

    LONA M.B. FINLEY, age 35, has been a member of Company's Board of Directors since May 1998, Director of Compliance since January 1996, and Secretary and Chief Administrative Officer of the Company since July 1998. Prior to becoming Secretary, Ms. Finley served in various other positions with the Company since 1988, most recently as Treasurer from December 1993 until November 1998.
Ms. Finley is the spouse of Johan P. Finley.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee, which currently consists of James L. Morrell and Joel M. Koonce. The Audit Committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The Audit Committee held two meetings during 1999.

    The Board of Directors has a Compensation Committee, which currently consists of Johan P. Finley, James L. Morrell, and Joel M. Koonce. The Compensation Committee determines executive compensation and administers the provisions of the Company's 1993 Stock Option Plan. The Compensation Committee held two meetings during 1999.

    The Board of Directors has no standing nomination committee.

    During 1999, the Board of Directors held four meetings. All incumbent directors attended 100% of those meetings of the Board and committees on which they were members that were held while they were serving on the Board or on such committees.

COMPENSATION OF DIRECTORS

    Each non-employee Board member receives an annual cash retainer of $7,500 and a fee of $1,000 for each Board meeting attended. Upon election or appointment to the Board of Directors, each non-employee director is automatically granted a non-qualified option to purchase 10,000 shares of the Company's Common Stock at its fair market value on the date of grant. These options have a term of ten years and become exercisable as to 2,500 shares on the date of each Annual Meeting of Shareholders at which the director is re-elected or is serving an unexpired term. Mr. Koonce received 10,000 such options in April 1994 which have an exercise price of $5.00 per share. Mr. Morrell received 10,000 such options in March 1996 with an exercise price of $2.50 per share. Beginning May 14, 1998, the Company implemented a policy to grant a non-qualified stock option to purchase 5,000 shares of the Company's Common Stock at its fair market value on the date of grant to each non-employee director on an annual basis. In May 1998 and May 1999, Messrs. Morrell and Koonce each received 5,000 such options, which have an exercise price of $9.13 and $3.75 per share, respectively. These options have a term of ten years and become exercisable as to 1,000 shares on the date of each Annual Meeting of Shareholders at which the director is re-elected or is serving an unexpired term. The Company reimburses officers and directors for their authorized expenses.

PROXIES AND VOTING

    The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of Directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of the nominees named above. A shareholder who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the Meeting, and is in effect casting a negative vote; a shareholder (including a broker) who does not attend the Meeting and who does not give authority to a proxy to vote, or withholds authority to vote, on the election of Directors shall not be considered present and entitled to vote on the election of Directors.

    All shares represented by proxies will be voted for the election of the foregoing nominees unless a contrary choice is specified. If any nominee withdraws or otherwise becomes unavailable for any reason, the proxies that would otherwise have been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES.

                               EXECUTIVE OFFICERS

    The Executive Officers of the Company are:

NAME                                          AGE      TITLE
----                                        --------   -----
Johan P. Finley...........................     38      Chief Executive Officer and Chairman of
                                                       the Board
Peter D. Cleary...........................     42      President and Chief Operating Officer
Lona M.B. Finley..........................     35      Chief Administrative Officer, Secretary
                                                       and Director of Compliance

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of the two other executive officers who received total salary and bonus in excess of $100,000 in 1999.

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                        ------------
                                                      ANNUAL COMPENSATION                SECURITIES
                                              ------------------------------------       UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                     YEAR         SALARY        BONUS          OPTIONS         COMPENSATION
---------------------------                   --------      --------      --------      ------------      ------------
Johan P. Finley.........................        1999        $325,000           --          25,000           $ 32,980(1)
  Chief Executive Officer and Chairman          1998         318,750      $96,320(4)       25,000             29,009(1)
  of the Board                                  1997         210,000           --              --            153,104(1)

Peter D. Cleary.........................        1999        $140,000           --          75,000           $  4,083(2)
  President and Chief Operating                 1998         136,667      $16,250(4)       15,000           $ 32,747(2)
  Officer                                       1997         100,000       15,500              --              3,534(2)

Steven M. Des Champs....................        1999        $120,000(3)        --              --                 --
  Chief Financial Officer and                   1998          15,000(3)   $    --          50,000                 --
  Treasurer                                     1997             N/A          N/A             N/A                N/A

------------------------

(1) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $5,000, $5,000 and $4,750 in 1999, 1998 and 1997, respectively, company paid life insurance premiums in the amount of $3,792 in 1999, an automobile allowance of $4,188 and $1,984 in 1999 and 1997, respectively, fees in the amount of $20,000, $20,000, and $70,000 paid for personally guaranteeing bank lines of credit in 1999 and 1998 and 1997, respectively, and personal use of a Company automobile and reimbursement for moving and temporary living expenses in the amount of $4,909 and $76,370 in 1998 and 1997, respectively.

(2) Consists of Company contributions to a 401(k) profit sharing plan in the amount of $4,083, $3,008 and $2,267 in 1999, 1998 and 1997, respectively, and reimbursement for moving and temporary living expenses in the amount of $29,739 and $1,267 in 1998 and 1997.

(3) Mr. Des Champs joined the Company on November 16, 1998, and resigned from the Company effective January 28, 2000.

(4) Bonus amounts were paid in 1998 for work performed in 1997. No bonuses were awarded to named executives for work performed in 1999 or 1998.

EMPLOYMENT AGREEMENTS

    In February 1998, the Company entered into a five-year employment agreement with Johan P. Finley as President and Chief Executive Officer. The agreement provides for a monthly salary of $27,083 which is subject to annual increases as recommended by the Compensation Committee and approved by the Board of Directors. Mr. Finley also receives a grant of 25,000 stock options each year during the term of the agreement, each of which vests over a five year period. The agreement provides for annual bonuses in increments of $50,000 if the Company meets certain earnings per share projections. The agreement provides that Mr. Finley is entitled to an automobile of his selection, a life insurance policy and certain other benefits that are generally available to salaried employees of the Company. The agreement provides that Mr. Finley is entitled to a payment in the amount of two times his base salary in effect upon a termination of his employment by the Company, change in control of the Company, or a sale of the majority of the Company's assets. The agreement also provides that if a majority of the Company's stock is sold to a single purchaser or a group of purchasers at a per share price equal to 130% of the average stock price for the previous 180 days, the Company will pay Mr. Finley a premium bonus equal to two years of base compensation in effect at the time of sale.

    In September 1995, the Company entered into an employment agreement with Peter D. Cleary which renewed automatically for a one year term in September 1998 and will continue to automatically renew for additional one-year terms unless terminated by either party. In accordance with an income-based formula, Mr. Cleary is eligible to earn an annual bonus of up to 32.5% of his base salary. Under his employment agreement, Mr. Cleary may receive an annual discretionary bonus of up to 15% of his base salary.

    In March 1994, the Company entered into a three-year employment agreement with Lona M.B. Finley which automatically renews for additional one-year terms. In accordance with an income-based formula, Ms. Finley is eligible to earn a bonus of up to 55% of her base salary. The agreement provides that Ms. Finley is entitled to a payment in the amount of two times her base salary then in effect upon a termination of her employment by the Company, a change in control of the Company or a sale of a majority of the Company's assets.

    Each employment agreement is subject to earlier termination for cause or upon disability or death. In the case of disability, the Company has agreed to continue salary payments for a six-month term. Messrs. Finley and Cleary have agreed not to compete with the Company following termination of employment for a period of two years.

    The Company has a 401(k) profit-sharing plan and an employee stock purchase plan for its employees and may adopt additional bonus, pension, profit-sharing, retirement, or similar plans in the future.

STOCK OPTIONS

    In the event of dissolution, liquidation, or a change in control of the Company (as described in the Stock Option Plan), all outstanding options under the Stock Option Plan will become exercisable in full and each optionee will have the right to exercise his or her options or to receive a cash payment in certain circumstances.

                            1999 STOCK OPTION GRANTS

    The following table summarizes certain information concerning stock option grants made in 1999 to the executive officers named in the summary compensation table above. Shown are hypothetical gains that could be realized for the respective options, based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the ten-year term of the options. Any amount realized upon exercise of the options will depend upon the market price of the company's common stock at the time the option is exercised relative to the exercise price of the option. There is no assurance that the amounts reflected in this table will be realized.

                                                                          OPTION TERM          POTENTIAL REALIZABLE
                                                                    ------------------------     VALUE AT ASSUMED
                                       NUMBER OF     PERCENT OF                                ANNUAL RATES OF STOCK
                                         SHARES     TOTAL OPTIONS                               PRICE APPRECIATION
                                       UNDERLYING    GRANTED TO     EXERCISE OR                  FOR OPTION TERMS
                                        OPTIONS     EMPLOYEES IN    BASE PRICE    EXPIRATION   ---------------------
NAME                                   GRANTED(1)       1999         ($/SHARE)       DATE         5%          10%
----                                   ----------   -------------   -----------   ----------   ---------   ---------
Johan P. Finley......................    25,000          9.7%          $2.63        1/31/09    $ 41,000    $105,000
Peter D. Cleary......................    75,000         29.1%           4.37        6/30/09     206,000     522,000
Lona M.B. Finley.....................        --           --              --             --          --          --

------------------------

(1) Options become exercisable 20% per year over a five year period beginning one year after the date of grant.

                        1999 YEAR-END OPTION VALUE TABLE

    The following table sets forth the number and aggregate dollar value of all unexercised options held by the named executive officers as of the end of 1999. At December 31, 1999, the exercise price of all options held by named executive officers exceeded the market price of a share of common stock. There were no options exercised by the named executive officers during 1999.

                                               NUMBER OF SHARES SUBJECT TO        VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                    DECEMBER 31, 1999              DECEMBER 31, 1999
                                               ----------------------------   ----------------------------
NAME                                           EXERCISABLE   NONEXERCISABLE   EXERCISABLE   NONEXERCISABLE
----                                           -----------   --------------   -----------   --------------
Johan P. Finley..............................      5,000         45,000        $      --      $      --
Peter D. Cleary..............................     47,000         97,000               --             --
Lona M.B. Finley.............................    119,591         12,000               --             --

                      REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company. The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed of two non-employee directors and one employee director.

    The following report describes the Company's executive compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for its 1999 fiscal year.

COMPENSATION PHILOSOPHY

    The goals for the executive compensation program are to:

    - Motivate executives to assist the Company in achieving superior levels of financial and stock performance by closely linking executive compensation to performance in those areas; and

    - Attract, retain and motivate executives by providing compensation and compensation opportunities that are comparable to those offered by other companies in the financial services industry.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

    The elements of the executive compensation program are designed to meet the Company's compensation philosophy. Currently, the Executive Compensation Program is comprised of annual cash compensation and longer-term stock compensation.

    Annual cash compensation consists of base salary and performance bonuses. For lower level employees, salaries are set to be competitive for the industry or marketplace, as appropriate, and bonuses are designed to represent a relatively small percentage of annual cash compensation. For higher-level employees, base salaries are in the low to average range for the financial services and gaming industries and potential bonuses constitute a high percentage of annual cash compensation. The Company's executive compensation bonus program has two components: (1) a bonus of up to a specified percentage of base salary is based upon the Company's earnings performance for the year, and
(2) an additional bonus of up to 15% of base salary can be awarded at the discretion of the Compensation Committee ("The Committee"). The executive officers' compensation was established at the beginning of 1998 and ratified by the Compensation Committee.

    The structure and earnings goals for the executive performance bonus program are reviewed and adjusted annually by the Committee. Discretionary bonus awards for the executive officers are initially determined by the Chief Executive Officer and are submitted to the Committee for discussion and approval. An executive officer's discretionary bonus is based upon the officer's duties and responsibilities, individual performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

    The Company's 1993 Stock Option Plan as amended provides for the granting of options ("Options") to purchase up to an aggregate of 1,350,000 shares of Common Stock to certain key employees, officers, directors and consultants of the Company. Options granted under the Stock Option Plan may be either Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Incentive Options"), or those that do not qualify as "incentive stock options" ("Non-Statutory Options"). The Stock Option Plan is administered by the Board of Directors and the Committee, which determines the persons who are to receive Options, the terms and number of shares subject to each Option and whether the Option is an Incentive Option or a Non-Statutory Option.

    The Company currently anticipates that new executive officers would be granted options at the time of hiring, which options would typically vest over a number of years. The Committee believes these grants are in line with external, competitive opportunities and provide a stronger, more direct motivation to executive officers to increase stockholder value. The Company awarded options to purchase a total of 258,000 shares in 1999 and options to purchase 26,000 shares during the period from January 1, 2000 through April 7, 2000, all of which vest over a period of five years.

    As of the Record Date, options to purchase 751,000 shares of Common Stock were outstanding, with exercise prices ranging from $1.13 per share to $10.05 per share, to 60 employees, 315,000 of which are currently exercisable. In addition, pursuant to the Stock Option Plan, newly elected non-employee directors of the Company each receive an automatic grant of a Non-Statutory Option to purchase 10,000 shares of Common Stock on the date they first become a director. As of May 14, 1998, non-employee directors also receive an annual grant of an option to purchase 5,000 shares of Common. No other options have been granted or are expected to be granted to directors who are not also executive officers or other employees. Future grants of options to executive officers and other employees under the Stock Option Plan are not determinable.

CEO COMPENSATION

    In evaluating the compensation of Mr. Finley, the Committee considered both qualitative and quantitative aspects of the Company's performance. Mr. Finley has served as the Company's Chief Executive Officer since its inception.
Mr. Finley's base compensation was established after considering comparable data in the industry, as well as the ongoing reliance by the Company on the substantial sales efforts of Mr. Finley. The Committee negotiated an employment agreement in February 1998 for Mr. Finley, which is described in "Executive Compensation--Employment Agreements" above.

    During 1999 the Company did not meet certain performance objectives spelled out in Mr. Finley's employment agreement, and therefore no bonuses were paid to Mr. Finley for 1999.

JOHAN P. FINLEY, JOEL M. KOONCE AND JAMES M. MORRELL

    The Members of the Compensation Committee

                         COMPARATIVE STOCK PERFORMANCE

    The following graph is a comparison as of December 31, 1999, of cumulative total return on investment among the Company, the NASDAQ Composite Index ("The NASDAQ Index") and an index of peer companies that the Company believe are comparable to the Company in terms of their lines of business (the "Peer Group Index"):

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                           AMONG PDS FINANCIAL CORP.,
            THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

       PDS FINANCIAL CORP.  PEER GROUP**  NASDAQ STOCK MARKET (U.S.)
12/94              $100.00       $100.00                     $100.00
12/95               $25.80       $134.29                     $141.34
12/96               $30.10        $95.26                     $173.90
12/97              $116.12     $2,684.12                     $213.07
12/98               $53.76     $2,240.84                     $300.43
12/99               $29.04     $2,718.77                     $555.99

*$100 INVESTED ON 12/31/94 IN STOCK OR INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING DECEMBER 31.

**  PEER GROUP INDEX IS COMPRISED OF THE FOLLOWING COMPANIES:

COMPANY                                                       TICKER SYMBOL
-------                                                       -------------
Capital Associates Inc......................................      CAII
Casino Data Systems.........................................      CSDS
Mikohn Gaming Corp..........................................      MIKN
Paul-son Gaming Corp........................................      PSON
PLM International Inc.......................................       PLM
Shuffle Master Inc..........................................      SHFL
Sunrise International Leasing Corp..........................      SUNL

                ITEM 2:  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    At the meeting, a vote will be taken on a proposal to ratify the appointment of Piercy, Bowler, Taylor & Kern by the Board of Directors to act as independent accountants of the Company for the fiscal year ending December 31, 2000. Piercy, Bowler, Taylor & Kern are independent accountants and auditors who have audited the accounts of the Company beginning with the calendar year ended December 31, 1999.

    Representatives of Piercy, Bowler, Taylor & Kern will attend the shareholder meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PIERCY, BOWLER TAYLOR & KERN AS INDEPENDENT ACCOUNTANTS.

                                 OTHER MATTERS

    As of this date, the Board of Directors does not know of any business to be brought before the meeting other than as specified above. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

                        COMPLIANCE WITH SECTION 16(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and beneficial owners of more than ten percent of the outstanding shares of Common Stock are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and ten-percent owners were satisfied.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be presented at the next annual meeting of shareholders must be received by the Secretary of the Company, PDS Financial Corporation, 6171 McLeod Drive, Las Vegas, NV 89120, no later than December 17, 2000, for inclusion in the Proxy Statement for such annual meeting. Management may use discretionary authority to vote against any shareholder proposal presented at the next annual meeting if: (1) such proposal has been properly omitted from the Company's proxy materials under federal securities law; or (2) notice of such proposal was not submitted to the Secretary of the Company at the address indicated on the cover of this proxy statement by December 17, 2000; or (3) the proponent has not solicited proxies in compliance with federal securities law for the holders of at least the percentage of the Company's voting shares required to carry the proposal.

                            SOLICITATION OF PROXIES

    The Company will bear the cost of preparing, assembling and mailing the Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by facsimile or by special letter.

    The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed Proxy to vote the Proxy in accordance with their best judgment.

                                          /s/ Lona M.B. Finley
                                          Lona M.B. Finley, SECRETARY

      PDS FINANCIAL CORPORATION
      6171 MCLEOD DRIVE, LAS VEGAS, NV 89120                            PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Johan P. Finley and Peter D. Cleary, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of PDS Financial Corporation (the "Company") held by the undersigned on April 7, 2000, at the Annual Meeting of Stockholders of the Company, to be held on Friday May 12, 2000, at 3:00 p.m., at the Alexis Park Hotel, 375 East Harmon Avenue, Las Vegas, Nevada, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

Receipt of Notice of Annual Meeting of Stockholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope -- no postage required. Please mail promptly to save further solicitation expenses.

             SEE REVERSE SIDE FOR VOTING INSTRUCTIONS.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1. Election of  01 Johan P. Finley   02 Peter D. Cleary  03 James L. Morrell
   directors:   04 Lona M.B. Finley  05 Joel M. Koonce


     / / Vote FOR      / / Vote WITHHELD
         all nominees      from all nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

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2. Ratification of the appointment of Piercy, Bowler, Taylor & Kern, Certified
   Public Accountants & Business Advisors, A Professional Corporation, as independent accountants for 2000.

                / / For     / / Against    / / Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED STOCKHOLDER, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR PROPOSAL 2 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

Address Change? Mark Box / /
Indicate changes below:

Date
    --------------------------


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Signature(s) in Box

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON PROXY. IF HELD IN JOINT TENANCY, ALL PERSONS MUST SIGN. TRUSTEES, ADMINISTRATORS, ETC., SHOULD INCLUDE TITLE AND AUTHORITY. CORPORATIONS SHOULD PROVIDE FULL NAME OF CORPORATION AND TITLE OF AUTHORIZED OFFICER SIGNING THE PROXY.